L. B. FOSTER COMPANY 2007
                     MANAGEMENT INCENTIVE COMPENSATION PLAN


I.       PURPOSE

This Plan is designed to motivate employees to achieve goals, to reward employees who achieve such goals and to improve corporate performance.

II.      CERTAIN DEFINITIONS

The terms below shall be defined as follows for the purposes of this Plan. The definitions shall be subject to such adjustments as, from time to time, may be made, by the Committee.

2.1 "Base Compensation" shall mean the total base salary, rounded to the nearest whole dollar, actually paid to a Participant during the Fiscal Year, excluding payment of overtime, incentive compensation, commissions, reimbursement of expenses, severance, car allowances or any other payments not deemed part of a Participant's base salary; provided, however, that the Participant's contributions to the Corporation's 401(k) plan(s) shall be included in Base Compensation. Base Compensation for Participants who die, retire or are terminated shall include only such compensation paid to such during the fiscal year with respect to the period prior to death, retirement or termination.

2.2 "Committee" shall mean the Compensation Committee of the Board of Directors and any successors thereto.

2.3 "Corporation" shall mean L. B. Foster Company and those subsidiaries thereof in which L.B. Foster Company owns 100% of the outstanding common stock.

2.4 "Department/Individual Goals" are those goals approved by the Chief Executive Officer ("CEO") and utilized to establish incentive awards pursuant to Section 4.3

2.5  "Fiscal Year" means the 2007 calendar year.

2.6 "Incentive Award" shall mean the payment made to a Participant under this Plan, after and/or subject to adjustments under this Plan.

2.7 " Incentive Income" shall mean the pre-tax income (after, inter alia, deductions for benefits payable under the annual sales incentive and profit sharing plans) for the Corporation or, as applicable, for an Operating Unit for the Fiscal Year, but determined in accordance with generally-accepted accounting principles, excluding (i) benefits payable under this Plan; (ii) dividends and related interest with respect to Dakota Minnesota & Eastern Railroad Corporation preferred stock to the extent not included in the Corporation's Planned Incentive Income; and (iii) any portion of gains or losses arising from transactions not in the ordinary course of business which the Committee, in its sole discretion, determines to exclude.

2.8 "Operating Unit" shall mean the following units or divisions which are reported in the Company's internal financial statements: CXT Rail, CXT Buildings, Foster Coated Pipe, Threaded Products, Rail Products (excluding CXT Rail), Piling, Bridge Products and Precise subject to such adjustments as may be made by the CEO. The CEO may consolidate certain of the above Operating Units into larger Operating Unit(s) and each such consolidated Operating Unit(s) also shall be deemed an Operating Unit with respect to the calculation of Incentive Awards for specific Participants selected by the CEO.

2.9 "Participant" shall mean a salaried employee of the Corporation who satisfies all of the eligibility requirements set forth in Article III hereof.

2.10 "Plan"  shall  mean  the  L.  B.  Foster   Company   Management   Incentive
     Compensation Plan, which Plan shall be in effect with respect to the Fiscal Year.

2.11 "Planned Incentive Income" shall mean, as applicable, Incentive Income for the Corporation and each Operating Unit as approved by the Corporation's Board of Directors.

2.12 "Target Award" shall mean the product of a Participant's Base Compensation multiplied by said Participant's Target Percentage.

2.13 "Target Percentage" shall mean those percentages assigned to Participants pursuant to Section 4.1 hereof.

III.     ELIGIBILITY

Unless changed or amended by the Committee, an employee shall be deemed a Participant in the Plan only if all of the following requirements are satisfied:

3.1 A Participant must be a salaried employee (but excluding an employee whose sole title is Chairman of the Board) of the Corporation, at a grade level set forth in Section 4.1 or as otherwise approved both by the Corporation's Chairman of the Board and CEO, for at least six (6) months of the entire fiscal year, unless deceased or retired.

3.2 A Participant may not have: (i) been terminated for cause; (ii) voluntarily have resigned (other than due to retirement with the Company's consent) prior to the date Individual Incentive Awards are paid; (iii), unless the Corporation agrees in writing that the employee shall remain a Participant in this Plan, been terminated for any reason whatsoever and have received money from the Corporation in connection with said termination, or (iv) have been primarily employed by Natmaya or Fosmart during the Fiscal Year.

3.3 A Participant's Target Percentage shall be based on the Participant's Grade Level on July 1, 2007. Those Participants who have retired or died prior to July 1, 2007 shall have a Target Percentage based upon their grade level at death or retirement.

3.4 A Participant may not, unless agreed to in writing by the CEO, be a participant in any other incentive plan maintained by the Corporation, other than the Corporation's stock option plans.

3.5 As used herein, "cause" to terminate employment shall exist upon, in the sole judgment and discretion of the Committee, (i) the failure of an employee to substantially perform his duties with the Corporation in a competent fashion; (ii) the engaging by an employee in any criminal act or in other conduct injurious to the Corporation; or (iii) the failure of an employee to follow the reasonable directives of the employee's superior(s).

3.6 A Participant must have executed an agreement substantially in the form of Exhibit A hereto and delivered the executed agreement to the Company's Vice President - Human Resources on or before April 15, 2007.

IV.               CALCULATION OF INCENTIVE AWARDS

4.1 Eligibility and Target Percentages. Each Participant shall have a Target Percentage based upon the grade level of such Participant, as follows:

 2007 MIP ELIGIBILITY AND TARGET PERCENTAGES
-------------------------------------------------

MANAGEMENT GRADE LEVEL   TARGET PERCENTAGE
------------------------ -------------------
GRADE X28                5%
------------------------ -------------------
GRADE X29                10%
------------------------ -------------------
GRADE X30                15%
------------------------ -------------------
GRADE X31                20%
------------------------ -------------------
GRADE X32                20%
------------------------ -------------------
GRADE X33                20%
------------------------ -------------------

------------------------ -------------------
GRADE O40                20%
------------------------ -------------------
GRADE O41                20%
------------------------ -------------------
GRADE O42                30%
------------------------ -------------------
GRADE O43                35%
------------------------ -------------------
GRADE O50                45%
------------------------ -------------------

Other employees selected, in writing, by the Corporation's Chairman of the Board and CEO may also be made Participants in the Plan on such terms as may be approved by the Chairman of the Board and CEO.

4.2 Thresholds. The following table shows how Incentive Awards are calculated, prior to adjustment and to limitations under this Plan:

-------------------------    ---------------------------------------------
Actual Performance, based    Unadjusted Incentive Award, as Percentage
on Percentage of Planned     of Lower of Target Award or Target Award
Incentive Income Achieved    at Incentive Planned Income
-------------------------    ------------------- -------------------------
Outstanding                  Corporate           Operating Unit
-------------------------    ------------------- -------------------------
160% and over                200%                200%
-------------------------    ------------------- -------------------------
155%                         190%                190%
-------------------------    ------------------- -------------------------
150%                         180%                180%
-------------------------    ------------------- -------------------------
145%                         170%                170%
-------------------------    ------------------- -------------------------
140%                         160%                160%
-------------------------    ------------------- -------------------------
135%                         150%                150%
-------------------------    ------------------- -------------------------
130%                         140%                140%
-------------------------    ------------------- -------------------------
125%                         130%                130%
-------------------------    ------------------- -------------------------
Exceeding
-------------------------    ------------------- -------------------------
120%                         120%                120%
-------------------------    ------------------- -------------------------
115%                         115%                115%
-------------------------    ------------------- -------------------------
110%                         110%                110%
-------------------------    ------------------- -------------------------
105%                         105%                105%
-------------------------    ------------------- -------------------------
Target
-------------------------    ------------------- -------------------------
100%                         100%                100%
-------------------------    ------------------- -------------------------
Threshold
-------------------------    ------------------- -------------------------
90%                          80%                 80%
-------------------------    ------------------- -------------------------
80%                          60%                 60%
-------------------------    ------------------- -------------------------
70%                          40%
-------------------------    ------------------- -------------------------

The calculation of "Unadjusted Incentive Award" in the second and third columns of the above table shall be adjusted proportionately to reflect "Percentage of Income Achieved" between the levels in the table. For example, if Corporate achieved 73% of "Planned Incentive Income", the percentage in the second column would be deemed to be 46%; if Corporate achieved 137% of "Planned Incentive Income" the percentage in the second column would be deemed to be 154%.

4.3 Allocated Target Awards. For purposes of calculating Incentive Awards, a Participant's Target Award shall be allocated as follows, which allocations shall be approved by the CEO.

------------------   --------------   ----------------   -----------------------
                     Corporate           Operating             Department/
                                           Unit(s)              Individual
                                                                  Goals
------------------   --------------   ----------------   -----------------------
CEO                  100%
------------------   --------------   ----------------   -----------------------
Operating Unit
Heads                20%              60%                20%
------------------   --------------   ----------------   -----------------------
Corporate            80%                                 20%
------------------   --------------   ----------------   -----------------------
General Managers &
other Participants
with a grade level
X30 & above          20%              60%                20%
------------------   --------------   ----------------   -----------------------
Other Participants                    80%                20%
------------------   --------------   ----------------   -----------------------


4.4 Limitations and Adjustments to Awards. The portion of a Participant`s Target Award allocated to "Department/Individual Goals" shall be adjusted to the same extent that the Participant's Target Award(s) allocated to Corporate or Operating Units are adjusted under Sections 4.2 and 4.4 based upon the primary allocation of the Participant's Target Award between Corporate and Operating Units(s).

     All Incentive Awards allocated to an Operating Unit or to Corporate first shall be proportionately adjusted downward (an "Adjusted Incentive Award") to the extent necessary, so that the sum of such resulting Adjusted Incentive Awards and unadjusted Incentive Awards, within Corporate or the applicable Operating Unit does not exceed 16% of the applicable Corporate's or Operating Unit's Planned Incentive Income.

     If Incentive Income for Corporate or an Operating Unit exceeds 100% of applicable Planned Incentive Income, the Incentive Award or, if adjusted pursuant to the preceding paragraph, the Adjusted Incentive Award shall be multiplied by the applicable percentage in the right hand column of the table in Section 4.2.

     Incentive awards attributable to an Operating Unit are not adjusted under this Section 4.4 based upon overall Corporate Incentive Income, but instead are adjusted based on such Operating Unit's Incentive Income.

     The CEO may, in his discretion, reduce any Incentive Awards payable under this Plan by up to 25% and the total amount of such reduction(s) shall be added to the amount available for discretionary awards under
     Article V.

4.5  Department/Individual   Goals.   Determinations   on  the   achievement  of
     Department/Individual Goals shall be approved by the CEO.

     Example 1:

     General Manager Smith works for CXT Buildings and has a Target Award of $18,000 (i.e. Base Compensation of $90,000 and a 20% Target Percentage). In 2007, the Corporation earns $7,000,000 of Incentive Income, which is 100% of its Planned Incentive Income and CXT Buildings earns $2,000,000 of Incentive Income which is 125% of its Planned Incentive Income ($1, 600,000). The CEO determines that Mr. Smith has achieved 1/2 of his Department/Individual goals. Mr. Smith's Incentive Award (ignoring the 16% limits and the CEO's ability to adjust upward or downward), would be calculated as follows:

     a. $ 3,600 of Mr. Smith's Target Award (20% X $18,000) would be allocated to Corporate. Assuming that Corporate total awards do not exceed 16% of the Corporation's Incentive Income and since Corporate achieved 100% of its Planned Incentive Income, Mr.
        Smith would receive $ 3,600 from the Corporate allocation. See Sec. 4.2.

     b. $ 10,800 of the Target Award (or 60% of $18,000) would be allocated to the Operating Unit. Since CXT
        Buildings earned 125% of Planned Income, Mr. Smith would receive $14,040 ($10,800 X 130%) from the Operating Unit allocation.

     c. $3,600 (or 20% of $18,000) was allocated to individual/departmental Goals. Since Mr. Smith's Target Award was primarily allocated to an Operating Unit, Mr. Smith would have been eligible to receive a maximum of $4,680 ($3,600 X 130%) from the achievement of individual/ departmental goals. Since Mr. Smith achieved 50% of his goals, he would receive $2,340 from the individual/departmental goals allocation.

     d. Mr. Smith's total Incentive Award would be $19,980.


     Example 2:

     Same facts as Example 1, except that: (i) the total of all unadjusted Incentive Awards (without reference to 16% limitations and with CXT Buildings Incentive Income being 125% of its Planned Income of $1,600,000) based on Target Awards allocated to CXT Buildings would have been $450,000; and (ii) the total Incentive Awards payable from Corporate, without adjustment, would have been $600,000. Mr. Smith's Incentive Award would be calculated as follows:

     a. Mr. Smith's Corporate allocation would be unaffected by the 16% caps since the maximum Corporate allocation would be 16% X $7,000,000, or $1,120,000, which exceeds the $600,000 of Incentive Awards payable from Corporate. Mr. Smith would receive $3,600 from his Corporate allocation.

     b. If CXT Buildings had achieved its Planned Incentive Income of $1,600,000 its maximum aggregate Incentive Awards could not have exceeded $256,000 ($1,600,000 X 16%). Since CXT Buildings achieved 125% of its Planned Incentive Income, the total Incentive Awards would be limited to $256,000 X 130%, see Sec. 4.2, or $332,800. Accordingly, Mr. Smith would receive 74% ($332,800 / $450,000) of the unadjusted $16,380
        ($14,040 + $2,340, see (b) and (c) of Example 1), or
        $12,121 from the Operating Unit allocation.

     c. Mr. Smith's total Incentive Award would be $15,721.

The examples are for illustrative purposes only and do not contain the Company's or any Operating Unit's actual Planned Incentive Income.

4.6 Special Provisions for Bridge Products. To the extent a Participant's award is allocated to Bridge Products, that portion of the Participant's Incentive Award shall be calculated as follows, subject to applicable adjustment and limitations under this Plan.

-------------------------------- -----------------------------------------------
      Incentive Income            Incentive Award as Percentage of Target Award
-------------------------------- -----------------------------------------------

-------------------------------- -----------------------------------------------
$500,000 and over                200%
-------------------------------- -----------------------------------------------
 -0- (break even)                100%
-------------------------------- -----------------------------------------------
($450,000) loss                  60%
-------------------------------- -----------------------------------------------
More than a ($450,000) loss      0
-------------------------------- -----------------------------------------------

The calculation of Incentive Awards as Percentage of Target Awards in the second column of the above table shall be adjusted proportionately to reflect "Incentive Income" between the levels in the table. For example, if Bridge Products achieved Incentive Income of $250,000, the percentage in the second column would be deemed to be 150%, if Bridge Products had a $100,000 loss, the percentage in the second column would be 91%.

V.       DISCRETIONARY AWARDS

An amount shall be available for discretionary awards equal to the sum of (i) $100,000; (ii) the amount which would have been paid except that an individual was not a Participant due to such individual's failure to satisfy the requirements of Sections 3.2(i) or 3.2(ii); (iii) the amount of any reduction in Incentive Awards made by the CEO under Section 4.4; and (iv) any amount, otherwise available for payment, that was not paid due to a failure to achieve Department/Individual goals pursuant to Sections 4.3 and 4.4. Discretionary awards shall be determined by the CEO, except that any discretionary awards to officers, elected by the Board of Directors, must be approved by the Committee. Amounts available under this Article V, but not paid, shall remain the Corporation's property.

VI.      PAYMENT OF AWARDS

Payment of Individual Incentive Awards will be made on or before the later of March 15, 2008 or the completion of the audit for the Corporation's Fiscal Year.

VII.     ADMINISTRATION AND INTERPRETATION OF THE PLAN

The CEO, if there is a dispute, shall determine the Operating Unit(s) that will receive credit for any sale and/or how credit for any sale is to be allocated among any Operating Units. The CEO's decisions are subject to final review by the Committee if the Committee requests such review.

A determination by the Committee in carrying out, administering or interpreting this Plan shall be final and binding for all purposes and upon all interested persons and their heirs, successors and personal representatives.

The Committee may, from time to time, amend the Plan;.

The CEO may delegate any of his duties herein.

The  Corporation's   Internal  Audit  Department  will  review  and  verify  the calculation of Incentive Awards.

                                                                       Exhibit A

MIP
                                                                     Executed in
                                                                  Pittsburgh, PA

LBFoster


                   CONFIDENTIALITY, INTELLECTUAL PROPERTY AND
                              NON-COMPETE AGREEMENT


     This Confidentiality, Intellectual Property and Non-Compete Agreement (the "Agreement"), dated as of _______________, 2007 is between _________________
(the "Employee") and L. B. FOSTER COMPANY, its subsidiaries and their respective successors (the "Company").


                                   WITNESSETH:


     WHEREAS, Employee has, or is being offered, a position within the Company wherein Employee has and/or will acquire substantial knowledge about the Company, its subsidiaries, its customers, manufacturing processes and other confidential matters, all of which the Company deems proprietary; and

     WHEREAS,   Employee  has  been  provided  with   opportunities  to  develop
proprietary and intellectual property with the understanding that such property shall at all times belong to the Company; and,

     WHEREAS, Employee has received, or may receive, new and valuable consideration in connection with his execution of this agreement, including, without limitation, becoming a participant in the Company's 2007 Management Incentive Plan.

     NOW, THEREFORE, in consideration of $1.00, the employment relationship between the parties, eligibility to participate in the Company's 2007 Management Incentive Plan, other good and valuable consideration and the premises and covenants herein contained, the parties agree, intending to be legally bound, as follows:

1.       Employment At Will

         Employee shall be an employee-at-will and either party may terminate the employment relationship at any time and for any reason.

2.       Inventions

         For purposes of this Agreement, "Invention" shall mean any and all machines, apparatuses, compositions of matter, methods, know-how, processes, designs, configurations, uses, ideas, concepts or writings of any kind, discovered, conceived, developed, made, or produced, or any improvements to them, and shall not be limited to the definition of an invention contained in the Unite States Patent Laws. Employee understands and agrees that all Inventions or trademarks, copyrights or patents relating thereto, which reasonably relate to the Company's business as now or hereafter constituted and/or which are conceived or made by Employee while employed by the Company, either alone or with others, are the sole and exclusive property of the Company. Employee understands and agrees that all Inventions, trademarks, copyrights or patents relating thereto, which reasonably relate to the Company's business as now or hereafter constituted and/or which are conceived or made by Employee while employed by the Company, either alone or with others, are the sole and exclusive property of the Company. Employee understands and agrees that all Inventions, trademarks, copyrights or patents described above in this paragraph are the sole and exclusive property of the Company whether or not they are conceived or made during regular working hours.

         Employee agrees that he will disclose promptly and in writing to the Company all Inventions within the scope of this Agreement, whether he considers them to be patentable or not, which he, either alone or with others, conceives or makes (whether or not during regular working hours). Employee hereby assigns and agrees to assign all his right, title and interest in and to those Inventions which reasonably relate to the Company's business and agrees not to disclose any of these to others without written consent of the Company. Employee agrees that he will at any time during his engagement hereunder, or after this Agreement terminates, on the request of the Company: (i) execute specific assignments in favor of the Company, or its nominee, of any of the Inventions covered by this Agreement; (ii) execute all papers and perform all lawful acts the Company considers necessary or advisable for the preparation, application, procurement, maintenance, enforcement and defense of patent applications and patents of the United States and foreign countries for these Inventions, for the perfection or enforcement of any trademarks or copyrights relating to such Inventions, and for the transfer of any interest Employee may have; and
         (iii) execute any and all papers and lawful documents required or necessary to vest sole right, title and interest in the Company, or its nominee, of the above Inventions, patent applications, patents, or any trademarks or copyrights relating thereto. Employee will, at the Company's expense, execute all documents (including those referred to above) and do all other acts necessary to assist in the preservation of all the Company's interest arising under this Agreement.

3.       Confidentiality

         For purposes of this Agreement, "Proprietary Information" shall mean any information relating to the Company's business that has not previously been publicly released by duly authorized representatives of the Company and shall include (but shall not be limited to) trade secrets, information encompassed in all drawings, designs, plans, proposals, marketing and sales plans, financial information, costs, pricing information, customer information, and all methods, concepts or ideas in or reasonably related to the Company's business, as now or hereafter constituted.

         Employee agrees to regard and preserve as confidential all Proprietary Information whether he has such information in his memory or in writing or other physical form. Employee will not, without written authority from the Company to do so, use for his benefit or purposes, nor disclose to others, either during the term of this engagement hereunder or thereafter, any Proprietary Information.

     4.  Restrictive Covenants

         As an inducement to the Company to provide the consideration described above:

                  (a) Solicitation of Customers. Employee agrees that during the Non-compete Period Employee will not, directly or indirectly, solicit any employee, person or entity that has been, at any time during the five (5) years preceding the Employee's termination of employment, a customer, supplier or client of the Company, to purchase or otherwise acquire or use any similar products or services offered by any Competing Business.

                  (b) Non-Competition. Employee agrees that during the Non-compete Period Employee will not, directly or indirectly, own, manage, operate, join, control, finance, assist or participate in the ownership (except that Employee may own 5% or less of the outstanding common stock of any publicly traded corporation), management, operation or control of, or be employed by, or otherwise engage in or become interested in or be connected in any manner with any Competing Business whether as a director, officer, employee, agent, consultant, independent contractor, broker, manager, shareholder, partner, lender, guarantor or in any other capacity; provided, however, that the obligations of this Paragraph 4(b) shall only be applicable if Employee resigns from the Company or is terminated "for cause".

                  For purposes of this Agreement, termination "for cause" shall mean that Employee was terminated for any of the following reasons:

                      (i) the Employee's neglect of or failure to properly perform the duties and responsibilities assigned to the Employee or the failure of the Employee to comply with proper directives of Employee's supervisor(s);

                      (ii) an act of dishonesty or disloyalty by the Employee relating to the business and affairs of the Company or its relationship with its employees, suppliers, customers or others having a business relationship with the Company;

                      (iii) conviction of the Employee of a crime
                            involving fraud, theft, intentional
                            dishonesty, moral turpitude or similar
                            conduct;

                      (iv) misappropriation by the Employee of any funds or property of the Company or actions by the Employee which are inconsistent with the Employee's fiduciary obligations to the Company;

                      (v) Employee's failure to abide by any of the Company's policies; or

                      (vi) Any other action or course of conduct by the Employee which has or reasonably can be expected to have an adverse effect on the Company, its business or its affairs.

                           The Company's Chief Executive Officer's good faith determination that the Employee has resigned or has been terminated "for cause" shall be conclusive. The concept of "constructive discharge" shall not be applicable and any person who claims he was constructively discharged shall be deemed to have resigned from the Company.

                  (c) Definitions.


                      (i) The term "Competing Business" as used herein shall refer to any business (whether conducted through an individual or an entity) which conducts all or part of its business in North America and which sells, fabricates or manufactures products substantially similar to or competitive with products sold, fabricated or manufactured by the Company.

                      (ii) The term "Non-compete Period" as used herein shall
                           refer to the one (1) year period commencing on the Employee's termination of employment with the Company, provided that, (a) in the event the party subject to the restriction violates any aspect of this Section 4, the Non-compete Period shall be extended by the number of days during the period from the commencement of the violation through the time when such party ceases violating this Section 4.

                  (d) General. All parties hereby acknowledge that there are legitimate business interests at stake (such as protection of the Company's goodwill, customers, employees and trade secrets and other confidential information), that breach of this Section would harm the Company and that the restrictions and restraints contained in this covenant are reasonable. This covenant is ancillary to this Agreement.

                  (e) Reformation. Should any court of competent jurisdiction determine that, consistent with the established precedent of the forum jurisdiction, the public policy of such jurisdiction requires a more limited restriction in geographic area, duration, nature of restricted activity, or any combination thereof, it would be in furtherance of the intentions of the parties hereto for the court to so interpret and construe the terms of this Section 4 to apply only to the extent of such limited restriction.

     5.  Injunctive Relief

         It is understood and agreed by and between the parties hereto that the violation of this Agreement cannot be reasonably or adequately compensated in damages in any action at law, and that a breach by Employee of any of the provisions contained in this Agreement will cause the Company great and irreparable injury and damage. Employee hereby expressly agrees that the Company shall, in addition to all legal remedies, be entitled to the remedies of injunction, specific performance and other equitable relief to prevent or terminate a breach of this Agreement by Employee.

     6.  Non-Assignability

         This Agreement may not be assigned by the Employee. The Company may assign all or part of its rights and/or obligations hereunder to any subsidiary, parent or successor of the Company and any successor to the Company by merger shall automatically be entitled to the benefit of this Agreement.

     7.  Governmental Regulation

         Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law and wherever there is any conflict between any provision of this Agreement and any statute, law, ordinance, order or regulation, the latter shall prevail, but in such event any such provision of this Agreement shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

     8.  Governing Law

         This Agreement has been executed in Pennsylvania and shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania, excluding its rules on conflicts of laws. The parties hereby consent to the jurisdiction of any federal district court or state common pleas court located within Allegheny County, Pennsylvania, with the party initiating suit being empowered to select the court.

     9.  Fees and Expenses

         If the Company prevails in any claims or suits brought with respect to this Agreement, the Employee shall be liable to the Company for all of the Company's costs, expenses and attorneys' fees which the Company incurs in any resulting litigation, including any appeals.

     10.   Waiver of Jury Trial

         EXCEPT AS PROHIBITED BY LAW, THE EMPLOYEE HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY A JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTIONS RELATING THERETO.

     11.  Entire Agreement; Amendment

         This Agreement sets forth the entire understanding of the parties in respect of the subject matter contained herein and supersedes all prior agreements, arrangements and understandings relating to the subject matter and may only be amended by a written agreement signed by both parties hereto or their duly authorized representatives.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                                   ____________________________
                                                   Employee Signature

Accepted:

L. B. FOSTER COMPANY


By:    ____________________________

Title: ____________________________


Executed in Pittsburgh, PA